Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 23% TO $19.74 BILLION
SEATTLE—(BUSINESS WIRE)—April 24, 2014—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2014.
Operating cash flow increased 26% to $5.35 billion for the trailing twelve months, compared with $4.25 billion for the trailing twelve months ended March 31, 2013. Free cash flow increased to $1.49 billion for the trailing twelve months, compared with $177 million for the trailing twelve months ended March 31, 2013. Free cash flow for the trailing twelve months ended March 31, 2013 includes cash outflows for purchases of corporate office space and property in Seattle, Washington, of $1.4 billion.
Common shares outstanding plus shares underlying stock-based awards totaled 476 million on March 31, 2014, compared with 471 million one year ago.
Net sales increased 23% to $19.74 billion in the first quarter, compared with $16.07 billion in first quarter 2013. Excluding the $10 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales grew 23% compared with first quarter 2013.
Operating income decreased 19% to $146 million in the first quarter, compared with $181 million in first quarter 2013. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $18 million.
Net income increased to $108 million in the first quarter, or $0.23 per diluted share, compared with $82 million, or $0.18 per diluted share, in first quarter 2013.

“We get our energy from inventing on behalf of customers, and 2014 is off to a kinetic start,” said Jeff Bezos, founder and CEO of Amazon.com. “Our device team launched Fire TV, offering great content, including our recently announced exclusive deal with HBO, and innovative features like unified voice search, which we’re delighted is being adopted by so many new partners, including Netflix, HBO Go, Hulu Plus, Crackle and Showtime Anytime. The team is working hard to keep Fire TV in stock. Our retail team launched Prime Pantry, a new option available only to Prime members offering exclusive access to everyday essentials in non-bulk sizes — ranging from breakfast foods and popular soft drinks, to cleaning and personal care items. And, our AWS team significantly lowered prices on EC2, S3 and RDS, saving AWS customers hundreds of millions of dollars over the next several months alone.”
Highlights

•
Amazon introduced Fire TV, a tiny box that plugs into your HDTV for easy and instant access to Netflix, Prime Instant Video, Hulu Plus, WatchESPN, Showtime Anytime, low-cost video rentals, and much more, offering an open ecosystem of over 200,000 movies and TV episodes. Fire TV also provides access to games from EA, Disney, Gameloft, Mojang, 2K, Amazon Game Studios, and more. The device offers voice search (that actually works!) to instantly find movies and TV shows, as well as the new ASAP feature which predicts the movies and TV episodes customers will want to watch and prepares them for playback.

•	Amazon announced that HBO Go will become available for Fire TV, targeting a launch by year-end.

•
With the launch of Fire TV, Amazon released new developer tools that allow developers to quickly and easily optimize PC, console or Android mobile apps and games for the new Fire TV. The new tools include sample code, as well as documentation and guidelines to help developers design and build living room experiences, including how to manage the input for the Fire game controller and Fire TV remote.

•
Amazon Game Studios introduced Sev Zero, the Studios’ first game built from the ground up for Fire TV. Sev Zero combines a fast-action third-person shooter experience with the calculated strategy of tower defense gameplay for a fun, big screen experience.

•	Amazon announced that video streams on Prime Instant Video nearly tripled year over year.

•
Amazon announced a content licensing agreement with HBO, making Prime Instant Video the exclusive online-only subscription home for select HBO programming, including The Sopranos, Six Feet Under, The Wire, Big Love, Deadwood, Eastbound and Down, Family Tree, Enlightened, Treme, early seasons of Boardwalk Empire and True

Blood, as well as mini-series like Band of Brothers, John Adams, and more. The first wave of content will arrive on Prime Instant Video May 21.

•	In addition, Prime Instant Video is now the exclusive online-only subscription home for FOX’s 24, BBC America’s Orphan Black, FX’s The Americans, and MTV’s Teen Wolf.

•
Amazon introduced Prime Instant Video for the U.K. and Germany, offering thousands of popular movies and TV episodes available for unlimited streaming to Prime members. Prime members also continue to receive unlimited One-Day Delivery on millions of items and access to 500,000 Kindle books to borrow from the Kindle Owners’ Lending Library.

•
Amazon Studios greenlit six original pilots for full seasons available exclusively to Prime members — The After, Bosch, Gortimer Gibbon’s Life on Normal Street, Mozart in the Jungle, Transparent and Wishenpoof! will become the next Amazon Original Series following rave customer reviews of the pilot episodes. In addition, Garry Trudeau’s political series Alpha House will return for a second season.

•
Amazon Studios announced it has greenlit two new pilots — the half hour dramatic comedy The Cosmopolitans, from Whit Stillman, and the one hour drama Hand of God from Executive Producers Marc Forster, Ben Watkins, Ron Perlman, Brian Wilkins and Jeff King — for its third pilot season debuting later this year on Amazon Instant Video.

•	Amazon now offers U.S. fulfillment center tours open to the public. Visit www.amazon.com/fctours for information on available tour locations, dates and times.

•
Amazon introduced Prime Pantry, a new service available only to Prime members offering exclusive access to low-priced everyday essentials in everyday sizes. Available nationally, Prime customers can buy as much or as little as they want and have items conveniently delivered to their home. Selection includes popular soft drinks and bottled water, a new range of paper and laundry products in popular pack sizes, single boxes of breakfast cereal, potato chips, convenience-sized personal care products and more. There’s a flat $5.99 delivery fee per Prime Pantry box.

•
Amazon introduced Dash, an easy-to-use shopping device that allows Prime Fresh customers, and their families, to effortlessly shop hundreds of thousands of items — ranging from groceries to household essentials — from anywhere in their home without having to browse the AmazonFresh website or app. Dash works directly with a customer’s AmazonFresh account — simply scan items or say the items you want and Dash finds it for you using voice search that actually works.

•
Amazon Fashion and Shopbop are joining with Vogue and Born Free, a private sector-led initiative with the sole objective of ending mother-to-child HIV transmission by December 31, 2015, to create the Born Free Collection. Amazon Fashion will sponsor the launch event and support the initiative through on-site messaging and social programming. The collaboration, featuring pieces for both women and children from 22 notable female designers, is based on the works of Kenyan-born, New York-based visual artist Wangechi Mutu and is available exclusively on Shopbop. All profits from sales of the Collection will benefit Born Free.

•
Amazon introduced Flow to the Amazon app for iPhone. Flow offers customers a convenient way to search for products they need to restock in their home without typing, scanning a barcode or taking a photo — simply move your phone over packaged goods you need to restock and the Amazon app recognizes the products and saves them in your search history, where they can be added to the shopping cart or saved for later.

•
The launch of Amazon Student on Amazon.co.uk was announced, offering students six months of free Prime One-Day Delivery on millions of items, including books, laptops, housewares, kitchen equipment and more. At the end of the six-month free trial, students can convert to a discounted Amazon Prime membership for just £39 per year — less than half the standard cost of Amazon Prime.

•	Amazon.in continued its rapid pace of category expansion, launching apparel, shoes, video games, music, luggage & bags, health & personal care, and sports, fitness and outdoors stores.

•
Amazon Publishing announced the launch of a new German-language publishing program under the Amazon Publishing umbrella. The European Amazon Publishing team will acquire German-language fiction for publication in Kindle and print editions available on Amazon.

•
Amazon announced that it has reached an agreement to acquire comiXology, the company that revolutionized the digital comics reading experience with their immersive Guided View technology and makes discovering, buying, and reading comic books and graphic novels easier and more fun than ever before. The acquisition is expected to close in the second quarter of 2014.

•
Amazon Web Services (AWS) announced its 42nd price reduction, lowering prices for Amazon Simple Storage Service (S3) by an average of 51 percent, reducing Amazon Elastic Compute Cloud (EC2) prices by up to 40 percent and lowering Amazon Relational Database Service (RDS) prices by an average of 28 percent. To help customers continue to optimize their costs, AWS also introduced Cost Explorer, with advanced reporting, analytics and visualization tools that allow customers to easily view their costs, analyze trends and identify spending patterns.

•
AWS announced that all four of AWS’s infrastructure Regions in the U.S., including AWS GovCloud (U.S.), have received a Department of Defense (DoD) Provisional Authorization, which recognizes the ability of AWS to meet the stringent security and compliance requirements to run DoD applications. This certification simplifies and speeds the process for DoD agencies to evaluate and adopt AWS, allowing more DoD agencies to use AWS’s secure, compliant infrastructure.

•
AWS continued to expand the AWS Activate program, which helps startups launch and quickly scale their businesses on AWS. With AWS credits, training, support, forums, and exclusive offers from AWS partners, AWS Activate makes it easy for new companies to join some of the world’s fastest-growing startups who use AWS.

•
AWS announced the broad availability of Amazon WorkSpaces, a fully managed desktop computing service in the cloud that allows end-users to access the documents, applications and resources they need with the device of their choice.

•
AWS announced the broad availability of Amazon AppStream, a service that allows developers to stream resource-intensive applications, such as 3D games or interactive HD applications, from the cloud to a broad range of devices.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of April 24, 2014, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce, and the various factors detailed below.
Second Quarter 2014 Guidance

•	Net sales are expected to be between $18.1 billion and $19.8 billion, or to grow between 15% and 26% compared with second quarter 2013.

•	Operating income (loss) is expected to be between $(455) million and $(55) million, compared to $79 million in second quarter 2013.

•
This guidance includes approximately $455 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.
About Amazon.com
Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Amazon Fire TV is a tiny box that plugs into your HDTV for easy and instant access to Netflix, Prime Instant Video, Hulu Plus, WatchESPN, SHOWTIME, low-cost video rentals, and much more. Kindle Paperwhite is the world’s best-selling and most advanced e-reader. It features new display technology with higher contrast, the next generation built-in light, a faster processor, the latest touch technology, and exclusive new features designed from the ground up for readers. Kindle, the lightest and smallest Kindle, features improved fonts and faster page turns. The new Kindle Fire HDX features a stunning exclusive 7” or 8.9” HDX display, a quad-core 2.2 GHz processor, 2x more memory, and 11 hours of battery life, as well as exclusive new features of Fire OS 3.0 including X-Ray for Music, Second Screen, Prime Instant Video downloads, and the revolutionary new Mayday button. The all-new Kindle Fire HD includes an HD display, high-performance processor and dual speakers at a breakthrough price.
Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, and www.amazon.com.au. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2014	2013	2014	2013
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$8,658	$8,084	$4,481	$2,288
OPERATING ACTIVITIES:
Net income (loss)	108	82	299	(87)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization	1,010	700	3,563	2,402
Stock-based compensation	321	229	1,226	901
Other operating expense (income), net	35	31	117	139
Losses (gains) on sales of marketable securities, net	—	—	2	(7)
Other expense (income), net	(50)	68	48	306
Deferred income taxes	(185)	(80)	(261)	(307)
Excess tax benefits from stock-based compensation	(121)	—	(199)	(390)
Changes in operating assets and liabilities:
Inventories	699	535	(1,245)	(1,211)
Accounts receivable, net and other	727	729	(849)	(877)
Accounts payable	(4,675)	(4,187)	1,400	2,141
Accrued expenses and other	(731)	(703)	708	864
Additions to unearned revenue	1,092	684	3,100	2,083
Amortization of previously unearned revenue	(732)	(460)	(2,564)	(1,712)
Net cash provided by (used in) operating activities	(2,502)	(2,372)	5,345	4,245
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development	(1,080)	(670)	(3,854)	(4,068)
Acquisitions, net of cash acquired, and other	—	(103)	(208)	(798)
Sales and maturities of marketable securities and other investments	593	599	2,299	3,098
Purchases of marketable securities and other investments	(437)	(776)	(2,487)	(3,227)
Net cash provided by (used in) investing activities	(924)	(950)	(4,250)	(4,995)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	121	—	199	390
Proceeds from long-term debt and other	65	25	426	3,319
Repayments of long-term debt, capital lease, and finance lease obligations	(361)	(182)	(1,182)	(603)
Net cash provided by (used in) financing activities	(175)	(157)	(557)	3,106
Foreign-currency effect on cash and cash equivalents	17	(124)	55	(163)
Net increase (decrease) in cash and cash equivalents	(3,584)	(3,603)	593	2,193
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,074	$4,481	$5,074	$4,481
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$18	$13	$102	$37
Cash paid for income taxes (net of refunds)	38	86	121	179
Property and equipment acquired under capital leases	716	340	2,243	993
Property and equipment acquired under build-to-suit leases	126	150	852	163

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net product sales	$15,705	$13,271
Net services sales	4,036	2,799
Total net sales	19,741	16,070
Operating expenses (1):
Cost of sales	14,055	11,801
Fulfillment	2,317	1,796
Marketing	870	632
Technology and content	1,991	1,383
General and administrative	327	246
Other operating expense (income), net	35	31
Total operating expenses	19,595	15,889
Income from operations	146	181
Interest income	11	10
Interest expense	(42)	(33)
Other income (expense), net	5	(77)
Total non-operating income (expense)	(26)	(100)
Income before income taxes	120	81
Benefit (provision) for income taxes	(73)	18
Equity-method investment activity, net of tax	61	(17)
Net income	$108	$82
Basic earnings per share	$0.23	$0.18
Diluted earnings per share	$0.23	$0.18
Weighted average shares used in computation of earnings per share:
Basic	460	455
Diluted	468	463
_____________
(1) Includes stock-based compensation as follows:
Fulfillment	$81	$61
Marketing	27	16
Technology and content	169	120
General and administrative	44	32

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net income	$108	$82
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $0 and $(9)	27	(78)
Net change in unrealized gains on available-for-sale securities:
Unrealized gains (losses), net of tax of $(1) and $1	1	(2)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0 and $0	—	—
Net unrealized gains (losses) on available-for-sale securities	1	(2)
Total other comprehensive income (loss)	28	(80)
Comprehensive income	$136	$2

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2014	2013
North America
Net sales	$11,858	$9,391
Segment operating expenses (1)	11,296	8,934
Segment operating income	$562	$457
International
Net sales	$7,883	$6,679
Segment operating expenses (1)	7,943	6,695
Segment operating income (loss)	$(60)	$(16)
Consolidated
Net sales	$19,741	$16,070
Segment operating expenses (1)	19,239	15,629
Segment operating income	502	441
Stock-based compensation	(321)	(229)
Other operating income (expense), net	(35)	(31)
Income from operations	146	181
Total non-operating income (expense)	(26)	(100)
Benefit (provision) for income taxes	(73)	18
Equity-method investment activity, net of tax	61	(17)
Net income	$108	$82
Segment Highlights:
Y/Y net sales growth:
North America	26%	26%
International	18	16
Consolidated	23	22
Y/Y segment operating income/loss growth (decline):
North America	23%	31%
International	269	(133)
Consolidated	14	11
Net sales mix:
North America	60%	58%
International	40	42
	100%	100%
______________________________

(1)	Represents operating expenses, excluding stock-based compensation and "Other operating expense (income), net," which are not allocated to segments.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net Sales:
North America
Media	$2,825	$2,513
Electronics and other general merchandise	7,829	6,128
Other (1)	1,204	750
Total North America	$11,858	$9,391
International
Media	$2,642	$2,545
Electronics and other general merchandise	5,188	4,086
Other (1)	53	48
Total International	$7,883	$6,679
Consolidated
Media	$5,467	$5,058
Electronics and other general merchandise	13,017	10,214
Other (1)	1,257	798
Total consolidated	$19,741	$16,070
Year-over-year Percentage Growth:
North America
Media	12%	14%
Electronics and other general merchandise	28	28
Other	60	64
Total North America	26	26
International
Media	4%	1%
Electronics and other general merchandise	27	28
Other	13	14
Total International	18	16
Consolidated
Media	8%	7%
Electronics and other general merchandise	27	28
Other	58	59
Total consolidated	23	22
Year-over-year Percentage Growth:
Excluding the effect of exchange rates
International
Media	4%	7%
Electronics and other general merchandise	26	32
Other	11	18
Total International	18	21
Consolidated
Media	8%	10%
Electronics and other general merchandise	27	30
Other	58	60
Total consolidated	23	24
Consolidated Net Sales Mix:
Media	28%	31%
Electronics and other general merchandise	66	64
Other	6	5
Total consolidated	100%	100%
______________________________

(1)
Includes sales from non-retail activities, such as AWS sales, which are included in the North America segment, and advertising services and our co-branded credit card agreements, which are included in both segments.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,074	$8,658
Marketable securities	3,592	3,789
Inventories	6,716	7,411
Accounts receivable, net and other	3,945	4,767
Total current assets	19,327	24,625
Property and equipment, net	12,267	10,949
Goodwill	2,653	2,655
Other assets	2,117	1,930
Total assets	$36,364	$40,159
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,590	$15,133
Accrued expenses and other	6,251	6,688
Unearned revenue	1,516	1,159
Total current liabilities	18,357	22,980
Long-term debt	3,147	3,191
Other long-term liabilities	4,532	4,242
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 484 and 483
Outstanding shares — 460 and 459	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	10,019	9,573
Accumulated other comprehensive loss	(157)	(185)
Retained earnings	2,298	2,190
Total stockholders’ equity	10,328	9,746
Total liabilities and stockholders’ equity	$36,364	$40,159

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$4,245	$4,532	$4,977	$5,475	$5,345	26%
Purchases of property and equipment (incl. internal-use software & website development) -- TTM	$4,068	$4,267	$4,589	$3,444	$3,854	(5)%
Free cash flow (operating cash flow less purchases of property and equipment) -- TTM	$177	$265	$388	$2,031	$1,491	744%
Free cash flow -- TTM Y/Y growth (decline)	(85)%	(76)%	(63)%	414%	744%	N/A
Invested capital (1)	$12,019	$13,115	$14,306	$15,749	$16,681	39%
Return on invested capital (2)	1%	2%	3%	13%	9%	N/A
Common shares and stock-based awards outstanding	471	474	475	476	476	1%
Common shares outstanding	455	457	458	459	460	1%
Stock awards outstanding	16	17	17	17	16	3%
Stock awards outstanding -- % of common shares outstanding	3.4%	3.8%	3.8%	3.6%	3.5%	N/A
Results of Operations
Worldwide (WW) net sales	$16,070	$15,704	$17,092	$25,587	$19,741	23%
WW net sales -- Y/Y growth, excluding F/X	24%	25%	26%	22%	23%	N/A
WW net sales -- TTM	$63,978	$66,848	$70,133	$74,452	$78,124	22%
WW net sales -- TTM Y/Y growth, excluding F/X	27%	25%	25%	24%	24%	N/A
Operating income (loss)	$181	$79	$(25)	$510	$146	(19)%
Operating income -- Y/Y growth (decline), excluding F/X	1%	(9)%	(33)%	24%	(29)%	N/A
Operating margin -- % of WW net sales	1.1%	0.5%	(0.1)%	2.0%	0.7%	N/A
Operating income -- TTM	$665	$637	$640	$745	$710	7%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(6)%	3%	27%	14%	7%	N/A
Operating margin -- TTM % of WW net sales	1.0%	1.0%	0.9%	1.0%	0.9%	N/A
Net income (loss)	$82	$(7)	$(41)	$239	$108	31%
Net income (loss) per diluted share	$0.18	$(0.02)	$(0.09)	$0.51	$0.23	29%
Net income (loss) -- TTM	$(87)	$(101)	$132	$274	$299	N/A
Net income (loss) per diluted share -- TTM	$(0.19)	$(0.22)	$0.28	$0.59	$0.64	N/A
Segments
North America Segment:
Net sales	$9,391	$9,495	$10,301	$15,331	$11,858	26%
Net sales -- Y/Y growth, excluding F/X	26%	30%	31%	26%	26%	N/A
Net sales -- TTM	$36,777	$38,945	$41,361	$44,517	$46,984	28%
Operating income	$457	$409	$295	$725	$562	23%
Operating margin -- % of North America net sales	4.9%	4.3%	2.9%	4.7%	4.7%	N/A
Operating income -- TTM	$1,700	$1,766	$1,770	$1,886	$1,992	17%
Operating income -- TTM Y/Y growth, excluding F/X	72%	58%	40%	18%	17%	N/A
Operating margin -- TTM % of North America net sales	4.6%	4.5%	4.3%	4.2%	4.2%	N/A
International Segment:
Net sales	$6,679	$6,209	$6,791	$10,256	$7,883	18%
Net sales -- Y/Y growth, excluding F/X	21%	20%	20%	15%	18%	N/A
Net sales -- TTM	$27,201	$27,903	$28,772	$29,935	$31,140	14%
Net sales -- TTM % of WW net sales	43%	42%	41%	40%	40%	N/A
Operating income (loss)	$(16)	$—	$(28)	$151	$(60)	269%
Operating margin -- % of International net sales	(0.2)%	—%	(0.4)%	1.5%	(0.8)%	N/A
Operating income (loss) -- TTM	$11	$(6)	$25	$107	$63	493%
Operating income/loss -- TTM Y/Y growth (decline), excluding F/X	(83)%	(82)%	(56)%	106%	770%	N/A
Operating margin -- TTM % of International net sales	—%	—%	0.1%	0.4%	0.2%	N/A
Consolidated Segments:
Operating expenses (3)	$15,629	$15,295	$16,825	$24,711	$19,239	23%
Operating expenses -- TTM (3)	$62,267	$65,087	$68,338	$72,459	$76,069	22%
Operating income	$441	$409	$267	$876	$502	14%
Operating margin -- % of Consolidated net sales	2.7%	2.6%	1.6%	3.4%	2.5%	N/A
Operating income -- TTM	$1,711	$1,760	$1,795	$1,993	$2,055	20%
Operating income -- TTM Y/Y growth, excluding F/X	15%	21%	26%	21%	20%	N/A
Operating margin -- TTM % of Consolidated net sales	2.7%	2.6%	2.6%	2.7%	2.6%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days and employee data)
(unaudited)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,513	$2,173	$2,609	$3,513	$2,825	12%
Media -- Y/Y growth, excluding F/X	14%	16%	18%	21%	13%	N/A
Media -- TTM	$9,506	$9,805	$10,199	$10,809	$11,121	17%
Electronics and other general merchandise	$6,128	$6,478	$6,732	$10,648	$7,829	28%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	28%	31%	33%	25%	28%	N/A
Electronics and other general merchandise -- TTM	$24,629	$26,169	$27,840	$29,985	$31,686	29%
Electronics and other general merchandise -- TTM % of North America net sales	67%	67%	67%	67%	67%	N/A
Other	$750	$844	$960	$1,170	$1,204	60%
Other -- TTM	$2,642	$2,971	$3,322	$3,723	$4,177	58%
Supplemental International Segment Net Sales:
Media	$2,545	$2,224	$2,424	$3,714	$2,642	4%
Media -- Y/Y growth, excluding F/X	7%	7%	9%	6%	4%	N/A
Media -- TTM	$10,785	$10,764	$10,803	$10,907	$11,004	2%
Electronics and other general merchandise	$4,086	$3,937	$4,316	$6,478	$5,188	27%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	32%	29%	28%	21%	26%	N/A
Electronics and other general merchandise -- TTM	$16,238	$16,952	$17,771	$18,817	$19,919	23%
Electronics and other general merchandise -- TTM % of International net sales	60%	61%	62%	63%	64%	N/A
Other	$48	$48	$51	$64	$53	13%
Other -- TTM	$178	$187	$198	$211	$217	22%
Supplemental Worldwide Net Sales:
Media	$5,058	$4,397	$5,033	$7,227	$5,467	8%
Media -- Y/Y growth, excluding F/X	10%	11%	13%	13%	8%	N/A
Media -- TTM	$20,291	$20,569	$21,002	$21,716	$22,125	9%
Electronics and other general merchandise	$10,214	$10,415	$11,048	$17,126	$13,017	27%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	30%	30%	31%	24%	27%	N/A
Electronics and other general merchandise -- TTM	$40,867	$43,121	$45,611	$48,802	$51,605	26%
Electronics and other general merchandise -- TTM % of WW net sales	64%	65%	65%	66%	66%	N/A
Other	$798	$892	$1,011	$1,234	$1,257	58%
Other -- TTM	$2,820	$3,158	$3,520	$3,934	$4,394	56%
Balance Sheet
Cash and marketable securities	$7,895	$7,463	$7,689	$12,447	$8,666	10%
Inventory, net -- ending	$5,395	$5,420	$6,068	$7,411	$6,716	24%
Inventory turnover, average -- TTM	9.5	9.4	9.2	8.9	9.1	(4)%
Property and equipment, net	$7,674	$8,789	$9,991	$10,949	$12,267	60%
Accounts payable -- ending	$8,916	$8,990	$10,037	$15,133	$10,590	19%
Accounts payable days -- ending	68	73	75	74	68	—%
Other
WW shipping revenue	$633	$646	$721	$1,137	$849	34%
WW shipping costs	$1,396	$1,364	$1,532	$2,344	$1,829	31%
WW net shipping costs	$763	$718	$811	$1,207	$980	28%
WW net shipping costs -- % of WW net sales	4.7%	4.6%	4.7%	4.7%	5.0%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	91,300	97,000	109,800	117,300	124,600	36%
______________________________

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt) over five quarter ends.

(2)	TTM Free Cash Flow divided by Invested Capital.

(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.
Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.diapers.com, www.shopbop.com and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, 206/266-2171	Ty Rogers, 206/266-7180
www.amazon.com/ir	www.amazon.com/pr